EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

                              (TIMOTHY J. CONNOLLY)

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the ____ day of August, 2004, to be effective as of June 1, 2004 (the "Effective Date"), by and between CORPORATE STRATEGIES, INC., a Delaware corporation ("Employer"), and TIMOTHY J. CONNOLLY, an individual residing in Houston, Harris County, Texas ("Executive").

                              W I T N E S S E T H:

         WHEREAS, Employer and Executive desire to enter into an agreement regarding Executive's employment with Employer pursuant to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows:

         1. EMPLOYMENT. Employer hereby employs Executive and Executive hereby accepts employment with Employer on the terms and conditions set forth in this Agreement.

         2. TERM OF EMPLOYMENT. The term of Executive's employment hereunder (the "Term") shall commence as of June 1, 2004 (the "Commencement Date") and shall continue (subject to extension and termination by either Employer or Executive, all as hereinafter provided) for an initial term (the "Initial Term") expiring on December 31, 2009 (the "Expiration Date"). The Expiration Date shall, unless terminated by Employer or Executive, be automatically extended for successive one (1)-year periods following the expiration of the Initial Term. If Employer desires to terminate Executive's employment under this Agreement at the end of the Initial Term or at the end of any succeeding one (1)-year term, Employer shall give written notice of such desire to Executive at least ninety (90) days prior to the expiration of the Initial Term or any succeeding one (1)-year term. If Executive desires to terminate Executive's employment under this Agreement at the end of the Initial Term or at the end of any succeeding one (1)-year term, Executive shall give written notice of such desire to Employer at least ninety (90) days prior to the expiration of the Initial Term or any succeeding one (1)-year term. At the expiration of the then-existing term, Employer shall have no further obligation to Executive other than payment of any earned and unpaid Base Salary (as hereafter defined) under Section 3.a. and any earned and unpaid Bonus (as hereafter defined) under Section 3.b., and Executive shall have no further obligation to Employer except as set forth in Sections 8, 9, 10 and 11.

         3.       COMPENSATION AND OTHER BENEFITS.

                  a. As compensation for all services rendered by Executive in performance of Executive's duties or obligations under this Agreement, Employer shall pay Executive the following base salary (the "Base Salary"):


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         $265,000 per year plus increases effective January 1 of each year of no less than 5% of Base Salary or such greater amount as set by the Compensation Committee.

Executive's Base Salary shall be payable in equal semi-monthly installments or in the manner and on the timetable which Employer's payroll is customarily handled or at such intervals as Employer and Executive may hereafter agree to from time to time.

                  b. In addition to receiving the Base Salary provided for in Section 3.a., for the annual periods commencing January 1, 2005, Executive shall be entitled to a bonus of up to one hundred percent (100%) of Executive's Base Salary paid during each such annual period (the "Bonus"); provided, however, Executive shall be entitled to such Bonus if, and only if, Executive has met the performance criteria set by the Compensation Committee of the Board of Directors of Employer (the "Compensation Committee") for the applicable period. Executive acknowledges that the performance criteria for Executive's Bonus to be earned for each annual period shall be set on or before the beginning of each applicable period, and Executive shall have the opportunity to meet with and discuss such criteria with the Compensation Committee prior to the finalization of such criteria. Upon completion of the criteria for the applicable period, such criteria shall be communicated to Executive in writing. If Executive successfully meets the performance criteria established by Employer (in the reasonable discretion of Employer), Employer shall pay Executive the earned Bonus amount within thirty (30) days after the end of such annual period.

                  c. Executive shall be entitled to be reimbursed by Employer for all reasonable and necessary expenses incurred by Executive in carrying out Executive's duties under this Agreement in accordance with Employer's standard policies regarding such reimbursements.

                  d. Beginning with the Commencement Date, Executive shall be entitled during the Term, upon satisfaction of all eligibility requirements, if any, to participate in all health, dental, disability, life insurance and other benefit programs now or hereafter established by Employer which cover substantially all other of Employer's employees and shall receive such other benefits as may be approved from time to time by Employer.

                  e. During each twelve (12) month period of this Agreement, Executive shall be entitled to such vacation as permitted by Employer's policies and practices. In addition, Executive shall be entitled to receive paid holidays as enjoyed by all other employees of Employer.

                  f. Executive shall be entitled to a monthly automobile allowance of $1,000 plus all insurance, operating costs and maintenance expenses of the Executive's vehicle.

                  g. Upon the request of Executive after the date on which the shares of Employer are traded on a publicly recognized stock market, the Employer shall (i) obtain and maintain, during the Term hereof, officers and directors liability insurance covering Executive in the amount of $5,000,000 containing customary terms and conditions; and (ii) to the extent permitted under Employer's articles of incorporation and/or bylaws, indemnify and hold harmless the Executive from and against all costs (including attorneys fees and costs of suit), losses, liabilities or cause of action arising out of or relating to his services as Chairman, Chief Executive Officer, President and director of the Employer.


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         4.       DUTIES.

                  a. Executive is employed to act as Chairman and Chief Executive Officer of Employer, and to perform the duties and functions that are normal and customary to such position. Executive shall also serve as President until such time as Employer appoints another person to serve as President.

                  b. Executive agrees that during the period of employment, Executive shall devote full-time efforts to Executive's duties as an employee of Employer and Executive shall use Executive's best efforts to perform the duties of Executive's position in an efficient and competent manner and shall use Executive's best efforts to promote the interests of Employer and any affiliated companies.

                  c. During the period of employment, Executive agrees not to (i) solely or jointly with others undertake or join any planning for or organization of any business activity competitive with the business activities of Employer, and (ii) directly or indirectly, engage or participate in any other activities in conflict with the best interests of Employer.

                  d. Executive agrees that during the period of employment Executive shall refer to Employer all opportunities to which Executive might become exposed in carrying out Executive's duties and responsibilities hereunder that relate to the Employer's business.

         6. TERMINATION OF EMPLOYMENT. Executive's employment and this Agreement shall terminate upon the earliest to occur of any of the following events (the actual date of such termination being referred to herein as the "Termination Date"):

                  a.       The  expiration of the Agreement  pursuant to Section
2.

                  b. Employer may terminate Executive's employment and this Agreement for Cause (as defined below), provided, however, that Employer may not terminate Executive's employment for Cause unless:

                           (1) No fewer than sixty (60) days prior to the date of termination (the actual date of such termination being referred to herein as "Date of Termination"), the Employer provides Executive with written notice (the "Notice of Consideration") of Employer's intent to consider termination of Executive's employment for Cause, which notice shall include a detailed description of the specific reasons which form the basis for such consideration, and shall specify a date and time for Executive to appear before the Company's Board of Directors to present arguments and evidence on Executive's own behalf with respect to the reasons for consideration identified in the Notice of Consideration (which date shall not be less than thirty (30) days after the date the Notice of Consideration is provided by Employer to Executive) (the "Consideration Date");

                           (2) Executive shall have the opportunity to appear before the Company's Board of Directors on the Consideration Date, with or without legal representation, at Executive's election, to present such arguments and evidence on Executive's own behalf with respect to such reasons for consideration; and


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                           (3)      Following the  presentation to the Company's
         Board of Directors as provided in Section 6.b.(2) above or Executive's failure to appear before the Board of Directors on the Consideration Date, Executive may be terminated for Cause only if (x) the Company's Board of Directors, by the affirmative vote of two-thirds (2/3) of the members of a quorum of the Board of Directors present at such meeting (excluding Executive if Executive is then a member of the Board of Directors, and any other member of the Board of Directors reasonably believed by the Board of Directors to be involved in the events leading the Board of Directors to terminate Executive for Cause), determines that the actions or inactions of Executive specified in the Notice of Termination occurred, that such actions or inactions constitute Cause; and (y) the Company's Board of Directors provides Executive with a written determination (a "Notice of Termination for Cause") setting forth in specific detail the basis of such Termination of Employment, which Notice of Termination for Cause shall be consistent with the reasons set forth in the Notice of Consideration. Unless the Employer establishes both (i) its full compliance with the substantive and procedural requirements of this Section 6.b. prior to a termination of employment for Cause, and (ii) that Executive's action or inaction specified in the Notice of Termination for Cause did occur and constituted Cause, any termination of employment shall be deemed a termination by Employer without Cause for all purposes of this Agreement.

                           (4) After providing a Notice of Consideration pursuant to the provisions of Section 6.b.(1), the Employer's Board of Directors may, by the affirmative vote of two-thirds (2/3) of the members of a quorum of the Board of Directors present at such meeting (excluding for this purpose Executive if he is a member of the Board of Directors, and any other member of the Board of Directors reasonably believed by the Board of Directors to be involved in the events issuing the Notice of Consideration), suspend Executive with pay until a final determination pursuant to this Section 6.b. has been made.

                           (5) After receiving a Notice of Consideration pursuant to the provisions of Section 6.b.(1), Executive may terminate this Agreement without Good Reason with thirty (30) days prior written notice.

                           (6) If Executive's employment is terminated under this Section 6.b., Executive shall be entitled to receive accrued but unpaid compensation set forth in Section 3.a. and Section 3.b. hereof through the Termination Date and those benefits under Section 3.d. which are required under the Employee Income Retirement Security Act of 1974, as amended ("ERISA"), or other applicable laws.


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


                  c. In the event of Executive's death or disability of a permanent nature rendering the Executive unable to perform Executive's duties hereunder for a period of not less than ninety (90) days during any one hundred eighty (180) consecutive day period during the Term hereof, Employer shall pay to the Executive or the estate of the Executive, as applicable, in the year of death or disability, compensation which would otherwise be payable to the Executive pursuant to Section 3 hereof up to (i) the end of the one hundred eighty (180) day period following death, or (ii) the expiration of the one hundred eighty (180) day period referred to above during which time the Executive was unable to perform Executive's duties hereunder to the extent described above.

                           (1) The Term of employment shall end upon the Executive's death or the expiration of such one hundred eighty (180) day period and a determination by the Employer's Board of Directors of Employer that there is no reasonable accommodation (within the meaning of the Americans with Disabilities Act) which would enable Executive to perform the essential functions of Executive's position under this Agreement despite the existence of such disability.

                           (2) For purposes of this Agreement, Executive shall be deemed to be unable to perform Executive's duties hereunder when the Board of Directors of Employer, upon the advice of a qualified physician mutually agreeable to the Executive (or, if appropriate, Executive's representative) and the Board of Directors of Employer, shall have determined that Executive has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing Executive's duties under this Agreement.

                           (3) Before making any termination decision pursuant to this Section 6.c., the Board of Directors of Employer shall determine whether there is any reasonable accommodation (within the meaning of the Americans with Disabilities Act) which would enable Executive to perform the essential functions of Executive's position under this Agreement despite the existence of any such disability. If such a reasonable accommodation is possible, Employer shall make that accommodation and shall not terminate Executive's employment hereunder based on such disability.

                  d. The Employer may terminate the Executive's employment without Cause with thirty (30) days prior written notice and the Executive may terminate Executive's employment for Good Reason (as hereinafter defined) with thirty (30) days prior written notice. In either event, the Employer shall:

                           (2) Pay the Executive any accrued but unpaid, as of the Termination Date, compensation under Section 3.a. and Section 3.b, plus all base salary and car allowance due for the remainder of the Term of the Agreement.

                           (3) Pay for Executive's COBRA benefits for the maximum period in which Executive is eligible to receive COBRA; however, in no event shall Employer be required to pay in excess of $1,500 per month toward such COBRA benefits.


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                  e.       As used in this Agreement, "Cause" shall mean:

                           (1) Any embezzlement or wrongful diversion of funds of Employer or any affiliate of Employer by Executive;

                           (2)      Gross   malfeasance   by  Executive  in  the
         conduct of Executive's duties;

                           (3) Material breach of this Agreement and the failure to cure such breach; or

                           (4) Gross neglect by Executive in carrying out Executive's duties.

                  f.       As used in this Agreement, "Good Reason" shall mean:

                           (1) The failure of Executive to be elected or reelected or to be appointed or reappointed, without cause, to the Board of Directors of the Employer, or to the office of either Chairman or Chief Executive Officer of the Employer;

                           (2) A material change by the Employer of the Executive's function, duties or responsibilities that would cause the Executive's position with the Employer to become of less dignity, responsibility, importance or scope from the position and attributes thereof described in Section 4.a.; or

                           (3) Any other material breach of this Agreement by the Employer that remains uncured for a period of at least thirty
         (30) days following written notice from Executive to Employee of such alleged breach, which written notice describes in reasonable detail the nature of such alleged breach.

         7. VOLUNTARY LOCK UP AND ANTI-DILUTION PROVISION. Executive hereby agrees that except as set forth in the following sentence, he shall not, on or before December 31, 2005, voluntarily sell or otherwise transfer any of his Class B shares of common stock of Employer. Executive may, by written notice to Employer prior to December 31, 2005, extend the voluntary lockup period until December 31, 2006, and, if extended, Executive may, by written notice to Employer prior to December 31, 2006, extend the voluntary lockup period until December 31, 2007. If Executive fails to notify Employer in writing of an extension of the lockup period on or before December 31, 2005 or December 31, 2006, as the case may be, then effective as of January 1, 2006 or January 1, 2007, as the case may be, Executive shall no longer be subject to this voluntary lockup provision (and his Class B shares of common stock of Employer shall be subject to dilution). In any event, this voluntary lockup period shall terminate as of December 31, 2007. At the end of the voluntary lockup period (as may be extended hereunder), Executive shall receive from Employer an additional number of shares of Class A common stock of Employer so that Executive's total holdings of Class A and Class B common stock constitute 66 2/3% of all issued and outstanding common stock as of the last day of such lockup period. Notwithstanding the foregoing sentence, Executive shall be permitted to (i) grant to other executives of Employer options to purchase his shares of Class B common stock of Employer and (ii) transfer his shares of Class B common stock of Employer to any of the following:


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                  (A)      Any corporation,  general or limited partnership,  or
         limited liability company owned at least fifty-one percent (51%) by Executive and its affiliates;

                  (B)      A   trust    that   has   all   of   the    following
         characteristics:

                           (1) Members of the immediate family of the affiliates of Executive, including any descendants are (and will remain) the sole beneficiaries of the trust;

                           (2) The affiliates of Executive are (and will remain) the sole trustees or co-trustees of the trust; and

                           (3) Such shares may not be transferred or assigned by the trust, except to another trust satisfying the requirements of this section, and the trust will not be terminated prior to the termination of this Agreement; or

                  (C) A charitable organization as referred to in Section 501(c)(3) of the Code provided that such transfer is gratuitous in nature and furthers Executive's federal income or estate tax planning objectives.

         8.       INVENTIONS AND CREATIONS BELONG TO EMPLOYER.

                  a. Any and all inventions, discoveries, improvements or creations (collectively, "Creations") which Executive has conceived or made or may conceive or make during the period of employment in any way, directly or indirectly, connected with Employer's Business shall be the sole and exclusive property of Employer. Executive agrees that all copyrightable works created by Executive or under Employer's direction in connection with Employer's Business are "works made for hire" and shall be the sole and complete property of Employer and that any and all copyrights to such works shall belong to Employer. To the extent any of the works described in the preceding sentence are not deemed to be "works made for hire," Executive hereby assigns all proprietary rights, including copyright, in these works to Employer without further compensation.

                  b. Executive further agrees to (i) disclose promptly to Employer all such Creations which Executive has made or may make solely, jointly or commonly with others during the period of employment to the extent connected with Employer's Business, (ii) assign all such Creations to Employer, and (iii) execute and sign any and all applications, assignments or other instruments which Employer may deem necessary in order to enable Employer, at Employer's expense, to apply for, prosecute and obtain copyrights, patents or other proprietary rights in the United States and foreign countries or in order to transfer to Employer all right, title and interest in said Creations.

         9. CONFIDENTIALITY; OWNERSHIP OF INFORMATION. Employer promises that Employer will, during the Term, provide Executive with access to such Confidential Information (as defined in Section 9.a.) owned by Employer and that is used in the operation of Employer's Business as reasonably necessary to allow Executive to perform Executive's obligations hereunder. Executive acknowledges that Employer has agreed to provide Executive with a definite term of employment and with access to such Confidential Information of Employer during that term of employment.


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                  a.       DEFINITION.   For   purposes   of   this   Agreement,
"Confidential Information" means any and all information relating directly or indirectly to Employer that is not generally ascertainable from public or
published   information  or  trade  sources  and  that  represents   proprietary
information to Employer,  excluding, however, (i) Executives' business contacts,
(ii) information already known to Executive prior to Executive's employment with Employer, and (iii) information required to be divulged in any legal or
administrative   proceeding  in  which   Executive  is  involved.   Confidential
Information  shall  consist of, for example,  and not intending to be inclusive,
(A) software (source and object codes), algorithms, computer processing systems, techniques, methodologies, formulae, processes, compilations of information, drawings, proposals, job notes, reports, records and specifications, and (B) information concerning any matters relating to Employer's Business, any of its customers, prospective customers, customer contacts, licenses, the prices it obtains or has obtained for its services, or any other information concerning Employer's Business and Employer's goodwill.

                  b. NO DISCLOSURE. During the Term and at all times thereafter, Executive shall not disclose or use in any manner, directly or indirectly, and shall use Executive's best efforts and shall take all reasonable precautions to prevent the disclosure of, any such trade secrets or other Confidential Information, except to the extent required in the performance of Executive's duties or obligations to Employer hereunder or by express prior written consent of a duly authorized officer or director of Employer (other than Executive).

                  c. OWNERSHIP OF INFORMATION. Such Confidential Information is and shall remain the sole and exclusive property and proprietary information of Employer or Employer's customers, as the case may be, and is disclosed in confidence by Employer or permitted to be acquired from such customers in reliance on Executive's agreement to maintain such Confidential
Information in confidence and not to use or disclose such Confidential Information to any other person except in furtherance of Employer's Business.

                  d. RETURN OF MATERIAL. Upon the expiration or earlier termination of this Agreement for any reason, Executive shall immediately turn over to Employer all documents, disks or other magnetic media, or other material in Executive's possession or under Executive's control that (i) may contain or be derived from Creations or Confidential Information, or (ii) are connected with or derived from Executive's services to Employer. Executive shall not retain any Confidential Information in any form (e.g., computer hard drive, microfilm, etc.) upon the expiration or earlier termination of this Agreement.

         10. NONCOMPETE; WORKING FOR COMPETITOR. In consideration of Executive's employment by Employer, Executive will not, at any time during the Term or, if Executive's employment is terminated pursuant to the provisions of
Section 6 (other than Section 6.a.), for a period of twelve (12) months after the date of termination, directly or indirectly, in any state in the United States in which the Employer provided consulting services during the Term or provides consulting services as of the date of termination, for Executive's own account or on behalf of any direct competitors of Employer, engage in any business or transaction the same or similar to Employer's Business (whether as an employee, employer, independent contractor, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity), without the prior written consent of Employer, which consent may be withheld by Employer in Employer's sole and absolute discretion.


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         11.      NON-SOLICITATION  OF  EMPLOYEES.  During  the  Term  and for a
period of twenty-four (24) months after the date of termination of employment, Executive will not in any way, directly or indirectly (i) induce or attempt to induce any employee of Employer to quit employment with Employer; (ii) otherwise interfere with or disrupt Employer's relationship with its employees; (iii) solicit, entice or hire away any employee of Employer; or (iv) hire or engage any employee of Employer or any former employee of Employer whose employment with Employer ceased less than one year before the date of such hiring or engagement. Executive acknowledges that any attempt on the part of Executive to induce others to leave Employer's employ, or any effort by Executive to interfere with Employer's relationship with its other employees would be harmful and damaging to Employer.

         12. EXECUTIVE'S ACKNOWLEDGEMENT. It is the express intention of Executive and Employer to comply with sections 15.50 et seq. of the Texas Business and Commerce Code in effect as of the date of execution hereof. Executive stipulates that the provisions of this Agreement are not oppressive or overly burdensome to Executive and will not prevent Executive from earning an income following termination of this Agreement. Executive warrants and represents that:

                  a.       Executive   is   familiar   with    non-compete   and
non-solicitation covenants;

                  b. Executive has discussed or acknowledges the opportunity to discuss the provisions of the non-compete and non-solicitation covenants contained herein with Executive's attorney and has concluded that such provisions (including, without limitation, the right to equitable relief and the length of time provided for herein) are fair, reasonable and just under the circumstances;

                  c.       Executive   is  fully   aware  of  the   obligations,
limitations and liabilities included in the non-compete and non-solicitation covenants contained in this Agreement;

                  d.       The   scope  of   activities   covered   hereby   are
substantially similar to those activities to be performed by Executive under this Agreement;

                  e.       The  non-compete  and  non-solicitation   periods  in
Section 10 and Section 11 are reasonable restrictions, giving consideration to the following factors: (1) Executive and Employer reasonably anticipate that this Agreement, although terminable under certain provisions, will continue in effect for sufficient duration to allow Executive to attain superior bargaining strength and an ability for unfair competition with respect to the customers covered hereby; (2) the duration of such non-compete and non-solicitation periods is a reasonably necessary period to allow Employer to restore its position of equivalent bargaining strength and fair competition with respect to those customers covered hereby; and (3) historically, employees of all types have remained with Employer for a duration of longer than the duration of such non-compete and non-solicitation periods; and

                  f. The limitations contained in this Agreement with respect to geographic area, duration and scope of activity are reasonable;
however, if any court shall determine that the geographic area, duration or scope of activity of any restriction contained in this Agreement is unenforceable, it is the intention of the parties that such restrictive covenants set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render such covenants valid and enforceable.


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


         13. REMEDIES; INJUNCTION. In the event of a breach or threatened breach by Executive of any of the provisions of this Agreement, Executive agrees that Employer, in addition to and not in limitation of any other rights, remedies or damages available to Employer at law or in equity, shall be entitled to a permanent injunction without the necessity of proving actual monetary loss in order to prevent or restrain any such breach by Executive or by Executive's partners, agents, representatives, servants, employees and/or any and all persons directly or indirectly acting for or with Executive. It is expressly understood between the parties that this injunctive or other equitable relief shall not be Employer's exclusive remedy for any breach of this Agreement, and Employer shall be entitled to seek any other relief or remedy which it may have by contract, statute, law or otherwise for any breach hereof.

         14. NOTICES. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Employer and Executive as follows:

         If to Employer, at:           CORPORATE STRATEGIES, INC.
                                       1770 St. James Place, Suite 116
                                       Houston, Texas 77056
                                       Attention:  President
                                       Facsimile No.:  (713) 586-6678

         or, if to Executive, at:      Mr. Timothy J. Connolly
                                       8602 Pasture View Lane
                                       Houston, Texas 77024

Notices shall be deemed properly delivered and received when and if either: (i) personally delivered; (ii) delivered by nationally-recognized overnight courier;
(iii) when deposited in the U.S. Mail, by registered or certified mail, return receipt requested, postage prepaid; or (iv) sent via facsimile transmission with confirmation mailed by regular U.S. mail. Any party may change its notice address for purposes hereof to any address within the continental United States by giving written notice of such change to the other parties hereto at least fifteen days prior to the intended effective date of such change.

         15. SEVERABILITY. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Employer and Executive shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all the remaining provisions of this Agreement shall remain in full force and effect.

         16. ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the other parties.

         17. BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors and permitted assigns.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         19. AGREEMENT READ, UNDERSTOOD AND FAIR. Executive and Employer have carefully read and considered all provisions of this Agreement and agree that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of their respective interests.

         20. SUBJECT TO BOARD AND SHAREHOLDER APPROVAL. This Agreement is subject to approval of the Board of Directors of Employer. In connection therewith, Employer agrees to submit a unanimous written consent of the Board of Directors approving such agreement on or before August 31, 2004, and to advise Executive promptly following such meeting as to whether this Agreement was approved. In the event this Agreement is not approved on or before such date, this Agreement shall be void and of no further force or effect. The parties agree that this Agreement shall be of no force and effect unless and until it has been approved by the Board and executed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the ____ day of August, 2004, effective as of the Effective Date.

                                            EMPLOYER:

                                            CORPORATE STRATEGIES, INC.

                                            By: /s/ A. P. Shukis
                                              ----------------------------------
                                               A. P. Shukis, Secretary



                                            EXECUTIVE:

                                            /s/ TIMOTHY J. CONNOLLY
                                            ------------------------------------
                                            TIMOTHY J. CONNOLLY




                                Signature Page to
                              Employment Agreement
                              (Timothy J. Connolly)



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